Exhibit 99.1

THE CHILDREN’S PLACE REPORTS SECOND QUARTER 2024 RESULTS

Significant Improvement in Gross Profit Margin to 35%

Lowest Level of SG&A spending in more than 15 Years during Q2

Incurred a Non-Cash Impairment Charge of $28 Million for Gymboree Tradename

Adjusted Operating Income of $14.2 Million after Two Years of Losses during Q2

Positive Adjusted EBITDA, Improving $37.4 Million versus the Prior Year Loss

Secaucus, New Jersey – September 11, 2024 – The Children’s Place, Inc. (Nasdaq: PLCE), an omni-channel children’s specialty portfolio of brands, today announced financial results for the second quarter ended August 3, 2024.

Muhammad Umair, President and Interim Chief Executive Officer said, “During the second quarter we proactively made certain strategic and operational changes to improve the profitability of the business and provide a foundation for future growth and we were pleased with the results. While we anticipated that these efforts would provide pressure to topline sales, we drove significant improvements in gross profit margin versus the prior year’s second quarter and sequential improvement in margin for two quarters, which is particularly important moving from the first quarter to the second quarter. In addition, we were also able to significantly decrease Adjusted SG&A expenses as we reduced payroll costs and eliminated unprofitable marketing spend, all of which has combined to show more than a $39 million improvement in Adjusted operating income despite the lower top line sales. While these first steps to improve operating results have been promising, we still believe that we have significant work ahead of us in future quarters as we rationalize profitability.”

Second Quarter 2024 Results

Net sales decreased $25.9 million, or 7.5%, to $319.7 million in the three months ended August 3, 2024, compared to $345.6 million in the three months ended July 29, 2023. The decrease in net sales was primarily driven by an anticipated decrease in ecommerce revenue, as the Company proactively rationalized its unprofitable promotional strategies, inflated marketing spend and “free shipping” offers to significantly improve profitability, which was successful during the second quarter. These efforts not only improved the profitability of the Company’s ecommerce business, despite the lower revenue, but also benefited the brick-and-mortar channel, as the stores business experienced positive comparable store sales for the first time in ten quarters. The wholesale business also rebounded with double-digit growth after a decline in the first quarter.

Comparable retail sales decreased 7.2% for the quarter, largely driven by the planned decrease in ecommerce as this business decreased by a double-digit percentage as the Company proactively sacrificed unprofitable sales to improve profitability. Stores experienced a positive comparable store sales result for the first time since the post COVID-19 period of 2021, driven by stronger units per transaction and conversion metrics, and improving traffic trends.

Gross profit increased $24.0 million to $111.8 million in the three months ended August 3, 2024, compared to $87.8 million in the three months ended July 29, 2023. The gross margin rate increased by 960 basis points to 35.0% during the three months ended August 3, 2024, compared to 25.4% in the prior year period. The increase was caused by a combination of factors, including reductions in product input costs, including cotton and supply chain costs, which negatively impacted margins in the prior year. These improvements were combined with the success of the Company’s rationalization of profit-draining promotional strategies and shipping offers, which resulted in a significant improvement in the leverage of ecommerce freight costs due to the Company’s new shipping threshold for free shipping.

Selling, general, and administrative expenses were well controlled at $96.1 million in the three months ended August 3, 2024, compared to $112.0 million in the three months ended July 29, 2023. Adjusted selling, general & administrative expenses were $88.3 million in the three months ended August 3, 2024, compared to $101.7 million in the comparable period last year, and leveraged 180 basis points to 27.6% of net sales, primarily as a result of significant reductions in store payroll and home office payroll, and the elimination of inflated and unprofitable marketing costs. This represents the lowest level of Adjusted selling, general, and administrative expenses in over 15 years for the second quarter.

Operating loss was $(21.8) million in the three months ended August 3, 2024, compared to $(36.9) million in the three months ended July 29, 2023. Operating loss was impacted by incremental expenses of $36.0 million, which included an impairment charge of $28.0 million on the Gymboree tradename, primarily due to reductions in Gymboree sales forecasts and a reduction in the royalty rate used to value the tradename, and restructuring costs of $6.1 million due to recent changes in the senior leadership team. These charges have been classified as non-GAAP adjustments, leading to a shift back to profitability with an adjusted operating income of $14.2 million in the three months ended August 3, 2024, or an improvement of $39.2 million compared to an adjusted operating loss of $(25.0) million in the comparable period last year, and leveraged 1,170 basis points to 4.5% of net sales.

Net interest expense was $9.2 million in the three months ended August 3, 2024, compared to $7.6 million in the three months ended July 29, 2023. The increase in interest expense was primarily driven by higher average interest rates associated with the Company’s revolving credit facility due to the impact of refinancings and continued market-based rate increases, partially offset by continued benefits associated with certain non-interest bearing loans from the Company’s majority shareholder, Mithaq Capital SPC (“Mithaq”).

As previously announced, in the three months ended February 3, 2024, the Company established a valuation allowance against its net deferred tax assets and, as such, continues to adjust the allowance based upon the ongoing operating results. The provision for income taxes, which is reflected net of these adjustments, was $1.1 million in the three months ended August 3, 2024, compared to a benefit for income taxes of $(9.2) million during the three months ended July 29, 2023. The change in the provision (benefit) for income taxes was primarily driven by the establishment of the valuation allowance against the Company’s net deferred tax assets.

Net loss, which included certain non-cash impairment charges and non-operating restructuring charges, was $(32.1) million, or $(2.51) per diluted share, in the three months ended August 3, 2024, compared to $(35.4) million, or $(2.82) per diluted share, in the three months ended July 29, 2023. Adjusted net income shifted back to profitability after two years of losses during the second quarter, improving by $30.4 million versus the prior year to $3.9 million, or $0.30 per diluted share, compared to an adjusted net loss of $(26.5) million, or $(2.12) per diluted share, in the comparable period last year.

Fiscal Year-To-Date 2024 Results

Net sales decreased $79.7 million, or 11.9%, to $587.5 million in the six months ended August 3, 2024, compared to $667.2 million in the six months ended July 29, 2023. The decrease in net sales was primarily due to reductions in retail sales due to lower store count, and anticipated declines in ecommerce demand due to the rationalization of promotions, reductions in inflated and unprofitable marketing spend and the strategic decision to change “free shipping” offers, as the Company proactively sacrificed unprofitable sales in an effort to improve profitability. Comparable retail sales decreased 9.4% for the six months ended August 3, 2024.

Gross profit increased $20.3 million to $204.5 million in the six months ended August 3, 2024, compared to $184.2 million in the six months ended July 29, 2023. The gross margin rate increased by 720 basis points to 34.8% during the six months ended August 3, 2024 compared to 27.6% in the prior year period. The increase was primarily due to reductions in product input costs, including cotton and supply chain costs, which negatively impacted margins in the prior year. These improvements were combined with the success of the Company’s rationalization of profit-draining promotional strategies and shipping offers, which resulted in a significant improvement in the leverage of ecommerce freight costs due to the Company’s new shipping threshold for free shipping.

Selling, general, and administrative expenses were $205.2 million in the six months ended August 3, 2024, compared to $224.9 million in the six months ended July 29, 2023. Adjusted selling, general & administrative expenses were $177.0 million in the six months ended August 3, 2024, compared to $210.8 million in the comparable period last year, and leveraged 150 basis points to 30.1% of net sales, primarily as a result of significant reductions in store payroll and home office payroll, and the elimination of inflated and unprofitable marketing costs. This represents the lowest level of Adjusted selling, general and administrative expenses in over 15 years for the first two quarters of a fiscal year.

Operating loss was $(49.8) million in the six months ended August 3, 2024, compared to $(67.0) million in the six months ended July 29, 2023. Operating loss was impacted by incremental expenses of $58.9 million, which included an impairment charge of $28.0 million on the Gymboree tradename, primarily due to reductions in Gymboree sales forecasts and a reduction in the royalty rate used to value the tradename, restructuring costs of $6.4 million primarily due to recent changes in the senior leadership team, and several charges due to the Company’s recent change of control, due to the investment in the Company by Mithaq, and several new financing initiatives, which include $10.8 million of non-cash equity compensation charges and $3.8 million in other fees associated with the change of control, and $6.7 million of financing-related charges. These charges have been classified as non-GAAP adjustments leading to a shift back to profitability with an adjusted operating income of $9.2 million for year-to-date 2024, or an improvement of $58.7 million compared to an adjusted operating loss of $(49.5) million in the comparable period last year, and leveraged 900 basis points to 1.6% of net sales.

Net interest expense was $17.0 million in the six months ended August 3, 2024, compared to $13.5 million in the six months ended July 29, 2023. The increase in interest expense was primarily driven by higher average interest rates associated with the Company’s revolving credit facility due to the impact of refinancings and continued market-based rate increases, partially offset by continued benefits associated with certain non-interest bearing loans from Mithaq.

The provision for income taxes was $3.2 million in the six months ended August 3, 2024, compared to a benefit for income taxes of $(16.4) million during the six months ended July 29, 2023. The change in the provision (benefit) for income taxes was primarily driven by the establishment of a valuation allowance against the Company’s net deferred tax assets in the Company’s fiscal year for 2023.

Net loss, which included certain non-cash impairment charges and non-operating restructuring charges, was $(69.9) million, or $(5.50) per diluted share, in the six months ended August 3, 2024, compared to $(64.2) million, or $(5.16) per diluted share, in the six months ended July 29, 2023. Adjusted net loss, which was driven by losses in the first quarter and partially offset by profits in the second quarter, was $(11.0) million, or $(0.87) per diluted share, compared to $(51.2) million, or $(4.12) per diluted share, in the comparable period last year.

Store Update

The Company closed 3 stores in the three months ended August 3, 2024 and ended the quarter with 515 stores and square footage of 2.5 million.

Balance Sheet and Cash Flow

As of August 3, 2024, the Company had $9.6 million of cash and cash equivalents and $316.7 million outstanding on its revolving credit facility. Additionally, the Company used $194.7 million in operating cash flows in the six months ended August 3, 2024.

Inventories were $520.6 million as of August 3, 2024, compared to $537.0 million as of July 29, 2023.

Non-GAAP Reconciliation

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted gross profit, adjusted selling, general, and administrative expenses, adjusted operating income (loss) and adjusted EBITDA are non-GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

Please refer to the “Reconciliation of Non-GAAP Financial Information to GAAP” later in this press release, which sets forth the non-GAAP operating adjustments for the 13-week periods and 26-week periods ended August 3, 2024, and July 29, 2023.

About The Children’s Place

The Children’s Place is an omni-channel children’s specialty portfolio of brands. Its global retail and wholesale network includes two digital storefronts, more than 500 stores in North America, wholesale marketplaces and distribution in 15 countries through five international franchise partners. The Children’s Place designs, contracts to manufacture, and sells fashionable, high-quality apparel, accessories and footwear predominantly at value prices, primarily under its proprietary brands: “The Children’s Place”, “Gymboree”, “Sugar & Jade”, and “PJ Place”. For more information, visit: www.childrensplace.com and www.gymboree.com, as well as the Company’s social media channels on Instagram, Facebook, X, formerly known as Twitter, YouTube and Pinterest.

“Forward-Looking Statements”

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including adjusted net income (loss) per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 3, 2024. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unable to achieve operating results at levels sufficient to fund and/or finance the Company’s current level of operations and repayment of indebtedness, the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risk that changes in the Company’s plans and strategies with respect to pricing, capital allocation, capital structure, investor communications and/or operations may have a negative effect on the Company’s business, the risk that the Company’s strategic initiatives to increase sales and margin, improve operational efficiencies, enhance operating controls, decentralize operational authority and reshape the Company’s culture are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under securities, consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, risks related to the existence of a controlling shareholder, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Second Quarter Ended		Year-to-Date Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net sales	$319,655	$345,599	$587,533	$667,239
Cost of sales	207,861	257,840	382,998	483,019
Gross profit	111,794	87,759	204,535	184,220
Selling, general and administrative expenses	96,065	111,965	205,159	224,895
Depreciation and amortization	9,505	11,953	21,140	23,801
Asset impairment charges	28,000	782	28,000	2,532
Operating loss	(21,776)	(36,941)	(49,764)	(67,008)
Interest expense, net	(9,231)	(7,641)	(16,952)	(13,543)
Loss before provision (benefit) for income taxes	(31,007)	(44,582)	(66,716)	(80,551)
Provision (benefit) for income taxes	1,107	(9,227)	3,193	(16,363)
Net loss	$(32,114)	$(35,355)	$(69,909)	$(64,188)

Loss per common share
Basic	$(2.51)	$(2.82)	$(5.50)	$(5.16)
Diluted	$(2.51)	$(2.82)	$(5.50)	$(5.16)

Weighted average common shares outstanding
Basic	12,772	12,522	12,707	12,448
Diluted	12,772	12,522	12,707	12,448

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Second Quarter Ended		Year-to-Date Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net loss	$(32,114)	$(35,355)	$(69,909)	$(64,188)

Non-GAAP adjustments:
Asset impairment charges	28,000	782	28,000	2,532
Restructuring costs	6,104	9,659	6,367	9,928
Credit agreement/lender-required consulting	1,102	—	1,852	—
Professional and consulting fees	422	—	422	—
Accelerated depreciation	256	907	1,813	907
Fleet optimization	123	81	708	1,168
Change of control	—	—	14,589	—
Broken financing and restructuring fees	—	—	6,661	—
Canada distribution center closure	—	—	781	—
Reversal of legal settlement accrual	—	—	(2,279)	—
Contract termination costs	—	546	—	2,962
Aggregate impact of non-GAAP adjustments	36,007	11,975	58,914	17,497
Income tax effect (1)	—	(3,113)	—	(4,549)
Net impact of non-GAAP adjustments	36,007	8,862	58,914	12,948

Adjusted net income (loss)	$3,893	$(26,493)	$(10,995)	$(51,240)

GAAP net loss per common share	$(2.51)	$(2.82)	$(5.50)	$(5.16)

Adjusted net income (loss) per common share	$0.30	$(2.12)	$(0.87)	$(4.12)

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides, adjusted for the impact of any valuation allowance.

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Second Quarter Ended		Year-to-Date Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Operating loss	$(21,776)	$(36,941)	$(49,764)	$(67,008)

Non-GAAP adjustments:
Asset impairment charges	28,000	782	28,000	2,532
Restructuring costs	6,104	9,659	6,367	9,928
Credit agreement/lender-required consulting	1,102	—	1,852	—
Professional and consulting fees	422	—	422	—
Accelerated depreciation	256	907	1,813	907
Fleet optimization	123	81	708	1,168
Change of control	—	—	14,589	—
Broken financing and restructuring fees	—	—	6,661	—
Canada distribution center closure	—	—	781	—
Reversal of legal settlement accrual	—	—	(2,279)	—
Contract termination costs	—	546	—	2,962
Aggregate impact of non-GAAP adjustments	36,007	11,975	58,914	17,497

Adjusted operating income (loss)	$14,231	$(24,966)	$9,150	$(49,511)

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Second Quarter Ended		Year-to-Date Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Gross profit	$111,794	$87,759	$204,535	$184,220

Non-GAAP adjustments:
Change of control	—	—	905	—
Aggregate impact of non-GAAP adjustments	—	—	905	—

Adjusted gross profit	$111,794	$87,759	$205,440	$184,220

	Second Quarter Ended		Year-to-Date Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Selling, general and administrative expenses	$96,065	$111,965	$205,159	$224,895

Non-GAAP adjustments:
Restructuring costs	(6,104)	(9,659)	(6,367)	(9,928)
Credit agreement/lender-required consulting	(1,102)	—	(1,852)	—
Professional and consulting fees	(422)	—	(422)	—
Fleet optimization	(123)	(81)	(708)	(1,168)
Change of control	—	—	(13,684)	—
Broken financing deal	—	—	(6,661)	—
Canada distribution center closure	—	—	(781)	—
Reversal of legal settlement accrual	—	—	2,279	—
Contract termination costs	—	(546)		(2,962)
Aggregate impact of non-GAAP adjustments	(7,751)	(10,286)	(28,196)	(14,058)

Adjusted selling, general and administrative expenses	$88,314	$101,679	$176,963	$210,837

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	August 3, 2024	February 3, 2024*	July 29, 2023
Assets:
Cash and cash equivalents	$9,573	$13,639	$18,846
Accounts receivable	61,926	33,219	33,073
Inventories	520,593	362,099	536,980
Prepaid expenses and other current assets	35,251	43,169	65,108
Total current assets	627,343	452,126	654,007

Property and equipment, net	111,296	124,750	141,244
Right-of-use assets	163,539	175,351	112,325
Tradenames, net	13,000	41,123	70,491
Other assets, net	6,236	6,958	45,018
Total assets	$921,414	$800,308	$1,023,085

Liabilities and Stockholders' (Deficit) Equity:
Revolving loan	$316,655	$226,715	$347,546
Accounts payable	215,793	225,549	262,369
Current portion of operating lease liabilities	67,610	69,235	65,266
Accrued expenses and other current liabilities	98,458	94,905	124,970
Total current liabilities	698,516	616,404	800,151

Long-term debt	—	49,818	49,785
Related party long-term debt	165,354	—	—
Long-term portion of operating lease liabilities	110,596	118,073	63,714
Other long-term liabilities	15,820	25,032	23,505
Total liabilities	990,286	809,327	937,155

Stockholders' (deficit) equity	(68,872)	(9,019)	85,930
Total liabilities and stockholders' (deficit) equity	$921,414	$800,308	$1,023,085

* Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2024.

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Second Quarter Ended
	August 3, 2024	July 29, 2023
Net loss	$(69,909)	$(64,188)
Non-cash adjustments	100,757	63,570
Working capital	(225,535)	(32,087)
Net cash used in operating activities	(194,687)	(32,705)

Net cash used in investing activities	(12,478)	(18,261)

Net cash provided by financing activities	203,652	52,969

Effect of exchange rate changes on cash and cash equivalents	(553)	154

Net (decrease) increase in cash and cash equivalents	(4,066)	2,157

Cash and cash equivalents, beginning of period	13,639	16,689

Cash and cash equivalents, end of period	$9,573	$18,846